Exhibit 99.4

SELECT INCOME REIT

CHARTER OF THE AUDIT COMMITTEE

Adopted [                                                                                         ], 2012

I.  PURPOSE

The primary function of the Audit Committee is to assist the Board of Trustees of Select Income REIT (the “Company”) in fulfilling its responsibilities for oversight of (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditors’ qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditor.  The Audit Committee is also responsible for preparing the report of the Audit Committee required to be included in the proxy statement for the Company’s annual meeting of shareholders under rules and regulations of the Securities and Exchange Commission (“SEC”) and any other reports required to be prepared by it under the rules and regulations of the SEC or the New York Stock Exchange (“NYSE”).  In addition, a purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

In discharging its oversight role, the Audit Committee is empowered to investigate any matter within the Audit Committee’s scope of responsibilities with full access to all books, records, facilities and personnel of the Company.  The Audit Committee shall have the authority to retain and determine funding for independent legal, accounting or other consultants or advisors to advise the Audit Committee for this purpose and to incur ordinary administrative expenses that are necessary or appropriate in carrying out its duties.

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent auditor and the resolution of disagreements between management and the independent auditor regarding financial reporting.  The independent auditor shall report directly to the Audit Committee.

The Audit Committee has final authority and responsibility for the appointment and assignment of duties to the director of internal audit.  The Audit Committee shall direct that the director of internal audit and staff be authorized to have full, free and unrestricted access to all the functions, records, property and personnel of the Company in order to carry out the duties prescribed by the Audit Committee.

The activities enumerated in Section IV of this Charter are designed to promote the Audit Committee’s fulfillment of these functions, as well as to facilitate communications between the Board of Trustees, the Company’s management and the Company’s internal audit department and independent auditor on significant accounting judgments, estimates, principles, practices and policies.

II.  COMPOSITION

The Audit Committee shall be comprised of three or more trustees as determined by the Board of Trustees, each of whom shall meet the applicable independence and other qualification requirements of the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the rules of the NYSE and any other applicable laws and regulations, as well as any additional requirements that the Board of Trustees determines appropriate.

At least one member of the Audit Committee shall have accounting or related financial management expertise, and, unless the Board otherwise determines, at least one member of the Audit Committee (who may be the same member) shall be a “financial expert” within the meaning of the rules and regulations of the SEC (in each case, as determined by the Board of Trustees in its business judgment).

The members of the Audit Committee shall be elected by the Board of Trustees or an authorized committee thereof, and vacancies on such Audit Committee shall be filled as provided in the Company’s Amended and Restated Bylaws, as such may be further amended from time to time (the “Bylaws”). Unless a Chair is elected by the full Board of Trustees, the members of the Audit Committee may designate a Chair by majority vote of the full Audit Committee membership.

No member of the Audit Committee may simultaneously serve on the audit committees of more than three public companies (treating all closed end investment management companies within the same fund complex as one company for these purposes) unless the Board of Trustees shall determine that such simultaneous service will not impair the ability of such member to effectively serve on the Audit Committee, and the Company shall disclose this determination in its next annual proxy statement.

III.  MEETINGS

It is expected that the Audit Committee will meet at least four times a year, on a quarterly basis, or more frequently as the circumstances require.  Meetings of the Audit Committee shall be called and held, and the Audit Committee may act by written consent in lieu of a meeting, as provided in the Company’s Bylaws.

The Audit Committee shall meet in separate executive sessions with management, the director of internal audit and the independent auditor to discuss any matters that the Audit Committee (or any of these groups) believes should be discussed privately.

IV.  RESPONSIBILITIES AND DUTIES

The following are activities of the Audit Committee designed to promote the fulfillment of its functions as described in this Charter (these functions are set forth as a guide with the understanding that the Audit Committee may diverge from this guide as appropriate given the circumstances):

INDEPENDENT AUDITOR

1.                                       Possess the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor; and determine the appropriate funding for payment of compensation (a) to the independent auditor for the purpose of rendering or issuing an audit report or performing other audit, review or attest services; and (b) to any advisors employed by the Audit Committee to carry out its duties.

2.                                       At least annually, obtain and review a report by the independent auditor describing:  (a) the firm’s internal quality-control procedures; and (b) any material issues raised by (1) the most recent internal quality-control review, or peer review, of the firm, or (2) any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

3.                                       At least annually, evaluate the independence of the independent auditor by:

(a)                                  Obtaining from and discussing with the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company and services performed by the independent auditor for the Company, and their impact on the objectivity and  independence of the independent auditor;

(b)                                 Reviewing and evaluating the lead partner of the independent auditor;

(c)                                  Considering whether there should be a rotation of the audit firm in order to ensure auditor independence; and

(d)                                 Confirming that no partner of the independent auditor on the audit engagement team has performed audit services for the Company for longer than the time period permitted by SEC rules and regulations or the standards of the Public Company Accounting Oversight Board;

and present its conclusions to the Board of Trustees.

4.                                       Periodically consult with the independent auditor out of the presence of management about internal controls, the quality, acceptability, fullness and accuracy of the Company’s financial statements, and other matters that the Audit Committee determines it wishes to consult the independent auditor about.

FINANCIAL REPORTING PROCESS

5.                                       Review the plan for and scope of the annual audit, quarterly reviews and any special audits.

6.                                       Periodically review status reports on progress accomplishing the plan for the annual audit and any special audits.

7.                                       Discuss the Company’s financial statements with representatives of the Company’s management.

8.                                       Review and discuss with the independent auditor, a representative of the Company’s financial management and the director of internal audit, the financial statements contained in the Company’s periodic filings with the SEC, including any certification, report, opinion, or review rendered by the independent auditor in connection therewith or related thereto, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in such periodic reports, and related matters.  This review and discussion shall specifically include the following:

(a)                                  The auditor’s report, if applicable, on such financial statements;

(b)                                 All critical accounting policies and practices, alternative accounting treatments of financial information within generally accepted accounting principles that have been discussed with management, including their ramifications, and the independent auditor’s preferred treatment;

(c)                                  All critical accounting estimates and judgments including how policies were chosen among alternatives, the methodology of applying those estimates and policies, and the assumptions made, and the impact of changes in those policies, both qualitatively and quantitatively;

(d)                                 Significant new accounting practices and principles;

(e)                                  Audit adjustments and unadjusted differences;

(f)                                    Disagreements between management and the independent auditor;

(g)                                 Any material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial statements, financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses;

(h)                                 All material related person transactions;

(i)                                     Other information in documents containing the financial statements as the Audit Committee determines appropriate;

(j)                                     Material written communications between the independent auditor or its firm and management, such as any management letter or schedule of unadjusted differences; and

(k)                                  Other matters from time to time specified in Statement of Accounting Standards No. 61 (or any successor standard thereto).

Such discussions and reviews shall occur prior to the issuance by the independent auditor of reports on the financial statements and, as applicable, prior to any issuance by the Company of its financial statements.

9.                                       Quarterly, in connection with the preparation of each periodic report of the Company, review management’s disclosures to the Audit Committee and the contents of each certification filed or furnished with such report.  This review shall include a discussion with the President and the Treasurer of material weaknesses and significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, and any material weaknesses in internal controls identified by the President and the Treasurer, and any fraud (without regard to materiality) involving management or employees with a significant role in the Company’s internal controls.

10.                                 Review the yearly report prepared by management, assessing the effectiveness of the Company’s internal control over financial reporting and stating management’s responsibility for establishing and maintaining adequate internal control over financial reporting prior to its inclusion in the Company’s Annual Report on Form 10-K.

11.                                 Consider and make recommendations to the Board of Trustees concerning major changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor or management.

12.                                 Discuss the general contents of earnings press releases (including the use of “pro forma” or “adjusted” information that does not conform to generally accepted accounting principles), as well as financial information and earnings guidance provided to analysts and rating agencies.

PROCESS IMPROVEMENT

13.                                 Regularly review with Company management, the independent auditor and, if appropriate, the director of internal audit (a) the adequacy and effectiveness of the Company’s accounting and internal control policies and procedures; (b) major issues regarding accounting principles and practices and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and practices, and major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; and (c) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgment made in connection with the preparation of the financial statements, including analyses of the effects of application of alternative generally accepted accounting principles on the financial statements.

14.                                 Regularly review with the independent auditor:

(a)                                  Any problems or difficulties encountered in the course of the audit work, including any restrictions or changes on the scope of the activities or access to requested information, and the Company’s response;

(b)                                 Any significant disagreements with management;

(c)                                  Any material changes required by either management or the independent auditor in the planned scope of the outside or internal audit; and

(d)                                 The internal audit department responsibilities, budget and staffing.

15.                                 Periodically, meet with management to review the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, and to discuss guidelines and policies to govern the process by which risk assessment and management is undertaken.

16.                                 Periodically, meet with management, the independent auditor, the director of internal audit and such other persons as they may from time to time select.  Such meetings shall include, as appropriate, a review of any legal, regulatory or compliance matters (including any material reports or inquiries received from regulators or governmental agencies) or accounting initiatives that could have a significant impact on the Company’s financial statements, including significant changes in accounting standards or rules as promulgated by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board or other regulatory authorities with relevant jurisdiction.

17.                                 Periodically, but at least annually, meet separately with management, the internal auditing staff and the independent auditor.

18.                                 Review any disclosure concerning the Audit Committee or its membership required to be included in the Company’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q or proxy statements under the rules of the SEC or NYSE.

APPROVAL OF AUDIT AND NON-AUDIT SERVICES

19.                                 Approve all audit and non-audit services prior to the appointment or engagement of the independent auditor to provide such services to the Company, which approvals may be under policies and procedures set forth in advance by the Audit Committee.

20.                                 The Audit Committee may delegate to one or more members the authority to grant the approvals required by the preceding paragraph.  The decisions of any member to whom authority is delegated to approve an activity under this paragraph shall be presented to the full Audit Committee at its next regularly scheduled meeting.

INTERNAL AUDIT FUNCTION

21.                                 Review and approve the annual internal audit plan including the scope and timing of each internal audit activity.

22.                                 Periodically meet with the director of internal audit to review the results of internal audits and the status of accomplishing the internal audit plan.

REPORTS OF THE AUDIT COMMITTEE

23.                                 Prepare any reports required to be prepared by the Audit Committee under the rules of the SEC or NYSE.

24.                                 The Audit Committee’s policies and procedures for approvals of audit and non-audit services shall be disclosed in, or included with, the Company’s annual proxy statement and annual report filed with the SEC, as may be required by the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, the rules of the NYSE and any other applicable laws and regulations.

OTHER DUTIES AND POLICIES

25.                                 Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential, anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters.

26.                                 The Audit Committee’s policy is that the Company may not hire employees or former employees of the independent auditor if their status as employees would cause the independent auditor to cease being independent under applicable SEC rules and regulations or the standards of the Public Company Accounting Oversight Board.

27.                                 Report regularly to the Board of Trustees.  The Audit Committee shall discuss with the full Board of Trustees any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor, or the performance of the internal audit function.

28.                                 Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board of Trustees for approval.

29.                                 Annually evaluate the Audit Committee’s own performance and report that it has done so to the Board of Trustees.

30.                                 Perform any other activities consistent with this Charter, the Company’s Declaration of Trust and Bylaws and governing law as the Audit Committee or the Board of Trustees deems necessary or appropriate.

V.  GENERAL PROVISIONS

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits of those financial statements, or to determine that those financial statements are complete and accurate and in accordance with generally accepted accounting principles.  This is the responsibility of the Company’s management and the independent auditor.  Nor is it the duty of the Audit Committee to conduct investigations or to assure compliance with applicable laws and regulations.

The Audit Committee is by this Charter delegated the powers of the Board of Trustees necessary to carry out its purposes, responsibilities and duties provided in this Charter or reasonably related to those purposes, responsibilities and duties.

The Audit Committee may form and delegate authority to subcommittees of one or more members when appropriate.  Any subcommittee shall be subject to this Charter.  The decisions of any subcommittees to which authority is delegated under this paragraph shall be presented to the full Audit Committee at its next regularly scheduled meeting.